EXHIBIT 10.73


                                 LOAN AGREEMENT


THIS AGREEMENT, made as of the ______ day of November, 1997, by and between LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (the "Borrower") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, with its banking house located in Minneapolis, Minnesota (the "Lender").

                              W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Lender extend a Three Million Dollar ($3,000,000) revolving line of credit to provide financing for the construction of pre-sold homes by the Borrower (the "Credit Facility"); and

WHEREAS, the Lender is willing to provide such a line of credit in accordance with the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. LINE OF CREDIT. Upon the terms and subject to the conditions hereinafter set forth, the Lender shall make advances to the Borrower for the purpose of financing the construction of Acceptable Pre-Sold Homes (as defined below) by the Borrower, from time to time until and including June 1, 1999 (the "Expiration Date"), up to but not exceeding in the aggregate principal amount at any one time outstanding the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Construction Loan Amount"). So long as no Event of Default (as defined herein) has occurred, the Borrower shall have the option to extend the Expiration Date for two (2) additional periods of six months each (i.e., until December 1, 1999 and until June 1, 2000) provided (i) the Borrower gives the Lender written notice of the Borrower's exercise of each such extension option at least ten (10) days prior to the Expiration Date, and (ii) the Borrower pays the Lender an extension fee of $15,000 contemporaneously with the delivery of each such notice. The term "Expiration Date" shall include any date to which the Credit Facility is so extended.

2. CONSTRUCTION LOANS. The terms (including, without limitation, interest rate, payment amount and schedule, and maturity date) of the Credit Facility shall be evidenced by a revolving real estate note (construction) in the original principal amount of $3,000,000 of even date herewith executed by the Borrower and made payable to the order of the Lender (the "Note"). "Acceptable Pre-Sold Home" shall mean any home to be constructed by the Borrower on a single family residential lot owned by the Borrower which has been pre-sold, as evidenced by delivery to the Lender of a bona fide non-contingent purchase agreement in form and substance acceptable to the Lender, executed by a qualified buyer, as determined in the sole discretion of the Lender, providing for earnest money payable to Borrower within fifteen (15) days after the date of the agreement in an amount not less than five percent (5%) of the purchase price (an "Approved Purchase Agreement"). The construction of no more than fifteen (15) Acceptable Pre- Sold Homes may be financed under the Credit Facility at any one time. The

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maximum amount to be advanced by the Lender for the construction of any
Acceptable Pre-Sold Home shall not exceed the least of (a) sixty percent (60%) of the appraised value of the Acceptable Pre-Sold Home plus the lot on which it is situated pursuant to the appraisal, if any, obtained by the Lender pursuant to Section 6 below; (b) sixty percent (60%) of the purchase price of the Project being paid by the purchaser thereof pursuant to the Approved Purchase Agreement; or (c) one hundred percent (100%) of the aggregate of (1) the retail purchase price of the lot (i.e. the price paid by the purchaser thereof), and (2) amounts paid or to be paid to contractors, subcontractors and material suppliers in connection with the Project (the purchase price of the Lot plus such amounts paid to contractors, subcontractors and material suppliers being hereinafter collectively referred to as the "Hard Costs") (the least of (a), (b) or (c) is referred to herein as the "Maximum Project Loan Amount").

3. CONDITIONS PRECEDENT - CREDIT FACILITY. As a condition precedent to the establishment by the Lender of the Credit Facility, the following agreements, documents, and other items shall have been executed and/or delivered to the Lender, each of which agreements, documents and other items shall be in form and substance acceptable to the Lender:

      A. Note and Loan Agreement. The Borrower shall have executed and delivered to the Lender this Agreement and the Note.

      B. Personal Guaranty. Peter Pflaum, Patrick C. Wells, Allan D. Lundgren, Edmund M. Lundgren and Gerald T. Lundgren (individually, a "Personal Guarantor" and collectively, the "Personal Guarantors") shall have each executed and delivered to the Lender a Personal Guaranty in form and substance acceptable to the Lender.

      C. Origination Fee. The Borrower shall have paid to the Lender a non-refundable initial origination fee in an amount equal to $7,500.00. In addition, the Borrower shall pay to the Lender a supplemental origination fee of $16,250 on the earlier of (i) one year from the date hereof, or
      (ii) the date on which the Borrower requests the first advance under the Note.

      D. Secretary's Certificate. The Borrower shall have delivered to the Lender a certificate of the secretary of the Borrower, certifying as to
      (i) the resolutions of the directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the documents related hereto, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the documents related hereto, and other instruments, agreements and certificates, including advance requests, on behalf of the Borrower.

      E. Opinion of Counsel. The Borrower shall have delivered an opinion of counsel, addressed to the Lender, in form and substance acceptable to the Lender.

      F. UCC Search. The Lender shall have received and approved a UCC Search as to the Borrower.

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      G. Costs And Expenses. The Borrower shall have paid all reasonable costs and expenses, including, without limitation, attorneys' fees, paid or incurred by the Lender in connection with the closing and consummation of the transaction contemplated hereby.

4. CONDITIONS PRECEDENT - INITIAL ADVANCES. As a condition precedent to the making by the Lender of the initial (or any subsequent) advance under the Credit Facility with respect to any Acceptable Pre-Sold Home or Project (as defined below), the following agreements, documents and other items shall have been executed and/or delivered to the Lender, each of which agreements, documents and other items shall be in form and substance acceptable to the Lender.

      A. Approved Purchase Agreement. The Approved Purchase Agreement, duly executed by the Borrower and the purchaser of such Acceptable Pre-Sold Home.

      B. Mortgage. The Borrower shall have executed and delivered to the Lender a mortgage, security agreement, fixture financing statement and assignment of leases and rents pursuant to which the Borrower shall have granted a mortgage and security interest in and to, and an assignment of leases and rents with respect to, the Acceptable Pre-Sold Home and the property on which it is situated (the Acceptable Pre-Sold Home together with the property on which it is situated are hereinafter referred to as the "Project"). With respect to any Project other than the first Project financed hereunder located in each county, the Borrower shall have executed and delivered to the Lender an Amendment to Mortgage with respect to such Project in the form attached hereto as EXHIBIT A pursuant to which the legal description of the property covered by the mortgage securing the Note on file in such county is amended to add the legal description of the Project thereto (said mortgage, as amended by any Amendment to Mortgage, is hereinafter referred to as a "Mortgage"). The Lender agrees to cooperate with the Borrower in good faith and as allowed by law to enable the Borrower to avoid paying duplicative mortgage registry tax on the Construction Loan Amount as a Mortgage is recorded in more than one county.

      C. Certificate of No Hazardous Material. With respect to the first Project located in any subdivision, a certificate of no hazardous material with respect to such subdivision, duly executed by the Borrower (a "Hazardous Material Certificate").

      D. Title Insurance. The Lender shall have received a fully paid ALTA mortgagee's title insurance policy issued by Chicago Title Insurance Company, or another title insurance company acceptable to the Lender ("Title") in form and substance satisfactory to the Lender, naming the Lender as the insured, insuring the Mortgage to be a valid first lien on a good and marketable fee simple title to the Project, in an amount not less than the Maximum Project Loan Amount, and specifically insuring against mechanic's liens, matters which would be disclosed by a comprehensive survey, the rights of parties in possession and rights of the purchasers under the Approved Purchase Agreement, and containing judgment, tax lien, assessment and bankruptcy searches and such endorsements as shall be requested by the Lender and with no pending disbursement clause.

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      E. Insurance Certificates. The Borrower shall have delivered to the Lender a certificate or certificates in form and substance acceptable to the Lender evidencing hazard, builder's risk and liability insurance coverage with respect to such Project in an amount acceptable to the Lender and naming the Lender as mortgagee and loss payee, with respect to builder's risk insurance and additional insured, with respect to liability insurance. The Lender agrees to accept "blanket" insurance covering multiple Projects, subject to compliance with other terms hereof.

      F. Preliminary Cost Statements. The Borrower shall have executed and delivered to the Lender a preliminary construction statement in form and substance acceptable to the Lender duly executed by the Borrower showing (if such advance related only to land acquisition costs), in summary form the projected Hard Costs relating to such Project or (if such advance includes payment of Hard Costs other than land acquisition costs), all Hard Costs in detail relating to such Project (a "Project Cost Statement").

      G. Building Permit; Zoning Letter. The Lender shall have received confirmation of the issuance of a building permit in connection with each Project, along with satisfactory evidence of the Project zoning, and compliance therewith, in form acceptable to the Lender.

      H. Project Fee. The Borrower shall have paid to the Lender a nonrefundable Project fee in the amount of $500.

5. CONDITIONS PRECEDENT - ALL ADVANCES. With respect to each advance, the obligation of the Lender to make any advance in connection therewith shall be subject to the further conditions precedent that on the date of such advance:

      A. No Event of Default. No "Event of Default" (as defined herein), and no event of which with the giving of notice or the lapse of time or both would constitute an Event of Default (an "Event") shall have occurred and be continuing, and all representations and warranties made by the Borrower herein or in any document related hereto or required hereby shall continue to be true and correct as of the date of such advance.

      B. Compliance. The Borrower shall have provided to the Lender such evidence of compliance with all of the provisions of this Agreement as the Lender may reasonably request.

      C. Government Approvals. No license or permit necessary for the construction and installation of the improvements for a Project shall have been revoked or the issuance of any such license or permit or the authority of the Borrower to construct and install the improvements shall have been subjected to challenger by or before any court or other governmental authority having or asserting jurisdiction over such Project.

      D. Tract Search. If requested by the Lender in the Lender's sole discretion, a tract search from Title with respect to any Projects, which shall be acceptable in substance to the Lender.

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      E. Inspecting Architect Report. If the Lender so determines, in its sole discretion, a report of an inspecting architect in form and substance acceptable to the Lender.

      F. Costs and Expenses. The Borrower shall have paid all costs and expenses including, without limitation, title insurance fees, mortgage registration tax, recording fees and attorney's fees, paid or incurred by the Lender in connection with all Projects.

6. Appraisals. The Lender may, in its discretion and at its cost, obtain an appraisal of any Project or Projects in connection with which advances are to be made hereunder. Notwithstanding the foregoing, upon approval by the Lender of all other documents required hereunder and satisfaction of all other conditions set forth herein with respect to such Project, the Lender shall commence advances in connection therewith prior to receipt of such appraisal.

7. TERMS OF ADVANCES UNDER CREDIT FACILITY. So long as no Event of Default has occurred, advances made under the Credit Facility with respect to any Project shall be made directly to the Borrower (other than the initial advance with respect to any Project, which shall be made to Title) from time to time from and after the date hereof in accordance with the terms hereof and prior to the Expiration Date in an aggregate principal amount up to, but not exceeding, the Construction Loan Amount, (and, with respect to each Project, in an aggregate principal amount up to, but not exceeding, the Maximum Project Loan Amount) to pay Hard Costs with respect to each Project.

8. DRAW REQUESTS FOR ADVANCES UNDER CONSTRUCTION LOANS.

      A. Whenever the Borrower desires to obtain an advance with respect to any Project, which shall be no more often than twice per month (each of which may include requests for advances in connection with different Projects), the Borrower shall submit to the Lender (and with respect to the first advance for any Project, to Title) a draw request substantially in the form attached hereto as EXHIBIT B (a "Draw Request") duly signed by the Borrower, setting forth the information requested therein. Each Draw Request shall constitute a representation and warranty by the Borrower that all representations and warranties of the Borrower set forth in this Agreement are true and correct as of the date of such Draw Request, that no mechanic's or material supplier's liens have been filed with respect to any Project and that no Event of Default or Event has occurred as of the date of such Draw Request.

      B. At the time of submission of each Draw Request, other than the final Draw Request, the Borrower shall also submit to the Lender an update of the Project Cost Statement in connection with such Project along with such other documentation and information relating to such Project as the Lender may request.

      C. At the time of submission of the final Draw Request in connection with any Project, which shall not be submitted until completion of such Project, the Borrower shall also submit the following to the Lender and
      Title:

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            i) a final Project Cost Statement, in form and substance acceptable to the Lender and Title; and

            ii) such other supportive evidence as may reasonably be requested by the Lender or Title to substantiate all payments which are to be made out of such Draw Request and/or to substantiate all payments then made with respect to such improvements.

      D. If on the date an advance is desired, the Borrower has performed all of its agreements and complied with all requirements theretofore to be performed or complied with hereunder, the Lender shall (subject to the conditions, representations and warranties of the Borrower pursuant to this Agreement hereof and elsewhere herein) disburse the amount of the requested advance to the Borrower (or, in the case of the initial advance for any Project to Title) no later than the fifth (5th) day after receipt by the Lender of the Draw Request; provided however, that the Lender shall not be required to disburse any amount for payment for materials to be stored off the Premises or ordered.

9. ESCROW ACCOUNT. In the event the closing of the sale of any Project does not occur for any reason within the earlier of (i) ten (10) days after the closing date set forth in the Approved Purchase Agreement executed in connection with such Project, or if the purchasers under an Approved Purchase Agreement are in default thereunder (including, without limitation, rejection of any mortgage application by such purchasers) and remain in default for thirty (30) days; or
(ii) within six (6) months of the date of initial advance in connection with such Project then the Lender may require that the Borrower provide evidence to the Lender that such Project is "in balance". For purposes hereof, the term "in balance" shall mean that the aggregate undisbursed amount of the Maximum Project Loan Amount for the construction of such Project is sufficient to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the improvements relating to such Project. Solely for purposes of this Section 9, the term "Maximum Project Loan Amount" shall mean the lesser of (i) sixty percent (60%) of the appraised value of the Project, or (ii) eighty five percent (85%) of Hard Costs in connection with such Project. If such Project is not in balance, the Lender shall thereupon send written notice thereof to the Borrower specifying the amount required to be deposited by the Borrower with the Lender to provide sufficient funds to complete such improvements. The Borrower shall, within ten (10) calendar days of the receipt of any such notice, deposit with the Lender the amount of funds specified in the Lender's notice. In the event any funds have been deposited with the Lender pursuant to this Section 9, and in the event the Borrower thereafter submits a Draw Request to the Borrower with respect to such Project, and notwithstanding anything contained herein to the contrary, disbursements thereafter with respect to such Project shall be made by the Lender first from the funds deposited by the Borrower with the Lender, which funds shall be placed in a non-interest bearing escrow account to be established by the Lender in the name of the Borrower but with respect to which the Lender shall have sole authority to make withdrawals therefrom, into which any and all amounts required to be deposited by the Borrower pursuant to this Agreement shall be deposited (the "Escrow Account") and, second from proceeds of an advance with respect to such Project. At the time the final advance with respect to any Project is made hereunder pursuant to Section 8.D. hereof, and

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so long as no Event of Default or Event has occurred, the Lender shall, without receipt of a Draw Request from the Borrower, return the then-remaining portion of the funds deposited in the Escrow Account in connection with such Project to the Borrower.

10. RELEASES. So long as no Event of Default has occurred, the Borrower shall have the right to obtain the release of any Project from the lien of the Mortgage upon payment to the Lender of a release price, which shall be in an amount equal to 100% of the Bank's aggregate advances with respect to such Project plus any accrued but unpaid interest related thereto.

11. REPRESENTATIONS. In order to induce the Lender to extend the Credit Facility and to consider making advances hereunder, the Borrower hereby warrants and represents to the Lender as follows:

      A. Corporate Existence and Power. The Borrower is a corporation duly organized and validly existing under the laws of the State of Minnesota, and is duly qualified to do business and is in good standing in the State of Minnesota and in every other jurisdiction where the nature of its business or the character of its properties makes such qualification necessary and where failure to be so qualified and in good standing would, in the aggregate, have a material adverse affect on the business, properties, operations, assets, liabilities or condition (financial or otherwise), of the Borrower, and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

      B. Authority of Borrower. The Borrower has full corporate power and authority to execute and deliver this Agreement and the documents related hereto and to incur and perform its obligations hereunder and thereunder; the execution, delivery and performance by the Borrower of this Agreement and any and all other documents and transactions contemplated hereby will not violate any provision of any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

      C. Enforceability Against Borrower. This Agreement, the Note and the documents related hereto each constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors' rights generally).

      D. Financial Condition. The financial statements of the Borrower heretofore furnished to the Lender are complete and correct in all respects and fairly present the respective financial condition of the Borrower at the date of such statement, and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the most recent set of financial statements delivered by the Borrower to the Lender, there have been no material adverse changes in the financial condition of the Borrower.

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      E. Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower or which would question the validity of this Agreement or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Borrower to perform its obligations under the foregoing agreements.

      F. Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their business substantially as now conducted and as presently proposed to be conducted.

      G. Default. The Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

      H. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Agreement or any of the agreements or instruments herein mentioned to which the Borrower is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

      I. Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower does not have any information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

      J. Title. The Borrower has or will have good, absolute and marketable title to all Projects, free and clear of all liens, claims and encumbrances, except the Mortgage.

12. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Note, and the performance of all other obligations of the Borrower hereunder, the Borrower agrees that, unless the Lender shall otherwise consent in writing:

      A. Financial Statements. During the term of the loan contemplated hereby, the Borrower shall deliver to the Lender the following:

            i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, annual audited financial statements of the Borrower (balance sheet, statement of income, and statement of cash flow), all in

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            reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied;

            ii) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, unaudited/internal balance sheets and statements of income and retained earnings of the Borrower as of the end of and for such quarter and for the fiscal year to date period then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied (subject only to year-end audit adjustments);

            iii) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

            iv) as soon as available and in any event within one hundred twenty
            (120) days after the end of each calendar year, annual financial statements for such year from the Personal Guarantors, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and specifically noting each and every contingent liability (including partnership and guaranty obligations) of the Personal Guarantors; and

            v) from time to time, with reasonable promptness, such further information as the Lender may reasonably request regarding the business, operations, properties, assets, liabilities (including specifically, but not by way of limitation, all guaranty, partnership, direct, indirect, contingent, absolute, joint and joint and several, liabilities and obligations, whether matured or unmatured), affairs and financial and other condition of the Borrower, the Personal Guarantors, and the Projects.

      B. Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any Project or the other assets of the Borrower.

      C. Insurance. The Borrower shall maintain insurance coverage with respect to the Projects with responsible insurance companies licensed to do business in the State of Minnesota as required by the Mortgage. The Borrower shall furnish to the Lender full information and written evidence as to the insurance maintained by the Borrower.

      D. Litigation. The Borrower shall promptly give to the Lender notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower or the Personal Guarantors, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition or business of the Borrower or the Personal Guarantors.

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      E. Liens. The Borrower shall promptly provide written notice to the Lender of the service on the Borrower or the filing of any mechanic's or material suppliers lien on any Project.

      F. Access to Books and Inspection. The Borrower shall at all times keep proper books of record and accounts for itself, and, upon request of the Lender, the Borrower shall provide any duly authorized representative of the Lender access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the Borrower's or the Personal Guarantors' possession or control relating to the Borrower's or the Personal Guarantors' affairs, and to inspect any of their facilities and properties; provided, however, that the Lender shall treat all such books and records confidential and shall only be permitted to disclose the information contained therein to its legal counsel, its independent public accountants, any participating banks, or in connection with any action to collect on any of the Notes or to enforce this Agreement or the documents related hereto, or as otherwise permitted or required by law.

      G. Access. The Borrower shall grant to the Lender's agents access to the Projects at any reasonable time upon reasonable notice in order to inspect the same and the Borrower's property and business.

      H. Consolidated Tangible Net Worth. The Borrower will at all times during the fiscal year ending on or about December 31, 1997, maintain "Consolidated Tangible Net Worth" (as defined in the Indenture) in an amount at least equal to the sum of $5,586,000 plus 50% of the Borrower's fiscal year to date net income (calculated in accordance with generally accepted accounting principles, consistently applied) calculated as of the last day of each fiscal quarter ending or after June 30, 1997. The Borrower will at all times during each fiscal year ending after December 31, 1997 maintain Consolidated Tangible Net Worth in an amount at least equal to the sum of actual Consolidated Tangible Net Worth as of the last day of the immediately preceding fiscal year plus 50% of fiscal year to date net income (calculated in accordance with generally accepted accounting principles consistently applied). The "Indenture" means that certain Prospectus dated as of October 18, 1996 for the issuance of Senior Subordinated Debentures Series 11% of Borrower, but not including any amendments thereto unless such amendments are specifically approved in writing by the Lender.

      I. Ratio of Funded Debt to Consolidated Tangible Net Worth Plus Shareholder's Subordinated Debt. The Borrower will at all times maintain a ratio of Funded Debt to Consolidated Tangible Net Worth plus Shareholder Subordinated Debt (as said terms are defined in the Indenture) calculated quarterly, of not greater than 7.0 to 1.0.

13. ARBITRATION.

      A. Application. Except for "Core Proceedings" under the United States Bankruptcy Code, the Lender and the Borrower agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise

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      (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way (i) the Credit Facility and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. Any arbitration proceeding will (i) proceed in Minneapolis, Minnesota; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA").

      B. Exclusions. The arbitration requirement does not limit the right of either party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in section (i), (ii) and (iii) of this paragraph.

      C. Arbitrator. Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

      D. Motion Practice. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

      E. Discovery. In any arbitration proceeding discovery will be permitted and will be governed by the Minnesota Rules of Civil Procedure. All discovery must be completed no later than twenty (20) days before the hearing date and within one hundred eighty (180) days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining the information is available.

14. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

      A. the Borrower or any of the Personal Guarantors shall fail to pay, when due or within fifteen (15) days thereafter, any amounts required to be paid by the Borrower under the Note or any other indebtedness of the Borrower or any of the Personal Guarantors to the Lender, or the Borrower or any of the Personal Guarantors shall fail to pay (i) within thirty (30) days of its due date any indebtedness to any third party secured creditor or (ii) within one hundred twenty (120) days of its due date any indebtedness to any other third party, which is not being contested in good faith, whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

      B. the Borrower shall fail to observe or perform any covenant, condition or agreement to be observed or performed by it under the Note, this Loan Agreement, the Mortgage, any Certificate of No Hazardous Material or any other document related hereto or thereto (collectively, the "Borrower Documents") or any other instrument, agreement or other documents executed by the Borrower in favor of or with the Lender, whether related to the Credit Facility or any other matter, for a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by the Lender;

      C. any of the Personal Guarantors shall fail to observe or perform any covenant, condition or agreement to be observed or performed by him under the Personal Guaranty or any other instrument, agreement or other document executed by such Personal Guarantor in favor of the Lender, whether related to the Credit Facility or any other matter for a period of thirty
      (30) days after written notice, specifying such default and requesting that it be remedied, given to such Personal Guarantor by the Lender;

      D. the Borrower or any of the Personal Guarantors shall file or have filed against it a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its, his or her creditors, or shall be unable to pay its, his or her debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower or any of the Personal Guarantors; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower or any of the Personal Guarantors as a debtor or bankrupt or reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or any of the Personal Guarantors or of all or substantially all of the assets of the Borrower or any of the Personal Guarantors, or of the property subject to the Mortgage or any part thereof, shall be appointed in any proceeding brought against the Borrower or any of the Personal Guarantors and shall not be discharged within ninety (90) days of such appointment; or if the Borrower or any of the Personal Guarantors shall consent to or acquiesce in such appointment; or if any property of the Borrower or any of the Personal Guarantors (including without limitation the estate or interest of the Borrower in the property subject to the Mortgage or any part thereof) shall be levied upon or attached in any proceeding;

      E. final judgment(s) for the payment of money in excess in the aggregate of $50,000 shall be rendered against the Borrower or any of the Personal Guarantors and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

      F. the Borrower or Peter Pflaum shall be or become insolvent (whether in the equity or bankruptcy sense) or Peter Pflaum shall die;

      G. Peter Pflaum shall no longer be the chief executive officer of the Borrower;

      H. (i) twenty-five percent (25%) or more of the voting equity securities of the Borrower shall be sold, transferred or otherwise disposed of in one transaction or in a series of transactions occurring within a twelve (12) month period (except for the redemption or repurchase by the Borrower of shares of voting equity securities owned by Allan D. Lundgren, Edmund M. Lundgren, Gerald T. Lundgren or Patrick C. Wells, or a transfer of ownership as a result of the death of a shareholder of the Borrower); or
      (ii) additional voting equity securities of the Borrower shall be issued in one transaction or in a series of transactions occurring within a twelve (12) month period which results in any person (other than Peter Pflaum) or entity acquiring, directly or indirectly, more than forty percent (40%) of the voting power of the Borrower (any of the foregoing being referred to as a "Change of Control");

      I. any representation or warranty made by the Borrower or any of the Personal Guarantors herein or in the documents related hereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower or any of the Personal Guarantors shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

      J. the Borrower or any of the Personal Guarantors shall liquidate, dissolve, terminate or suspend its, his or her business operations, or sell all or substantially all of its, his or her assets, without the prior written consent of the Lender;

      K. all or any portion of the property subject to the Mortgage, or the legal, equitable or any other interest therein, shall be sold, transferred, assigned, leased or otherwise disposed of unless the prior written consent of the Lender is first obtained;

      L. any Personal Guarantors shall repudiate, purport to revoke or fail to perform any such Personal Guarantor's obligations under such Personal Guarantor's Personal Guaranty; or

      M. any breach, default, or event of default by or attributable to any affiliate of the Borrower or any Personal Guarantor occurs under any agreement between such affiliate and the Lender.

15. REMEDIES. In addition to any other remedies provided for in the Note, the Mortgage, and any of the other Borrower Documents or otherwise available at law or in equity, upon the occurrence of an Event of Default, the Lender may, in its sole discretion, refrain from making any further advances in connection with any Project under the Credit Facility and/or terminate the Credit Facility.

16. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, or delivered via telecopier, addressed as follows:

17.         IF TO THE LENDER:

            Norwest Bank Minnesota, National Association
            Old St. Anthony Office
            425 East Hennepin Avenue
            Minneapolis, Minnesota 55479
            Attention: Commercial Real Estate Department
            Telecopier: (612) 667-1344

18.         IF TO THE BORROWER:

            Lundgren Bros. Construction, Inc.
            935 East Wayzata Boulevard
            Wayzata, Minnesota 55391
            Telecopier: (612) 473-7401
            Attention: Peter Pflaum

19. MISCELLANEOUS.

      A. Waivers, etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      B. Expenses. The Borrower shall reimburse the Lender for any and all costs and expenses, including without limitation attorneys' fees, paid or incurred by the Lender in connection with (i) the preparation of this Agreement and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the closing and consummation of the transactions contemplated hereby; (iii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; and (iv) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements under applicable law, whether or not suit is filed with respect thereto. The obligation of the Borrower to reimburse the Lender for attorneys' fees shall be limited to reasonable attorneys' fees for purposes of subsections
      (i), (ii) and (iii) above but shall not be so limited for purposes of subsection (iv).

      C. Amendments, etc. This Agreement and the Note may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

      D. Entire Agreement; Assignment. This Agreement, together with the documents related hereto, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its right to borrow hereunder without the prior written consent of the Lender.

      E. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender's right of banker's lien, offset, or counterclaim, which right the Borrower hereby grants to the Lender.

      F. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      G. Governing Law. This Agreement and all other agreements related hereto, shall be construed in accordance with and governed by the laws of the State of Minnesota.

      H. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------


                                          LUNDREN BROS. CONSTRUCTION,
                                          INC.

                                          By:
                                              ----------------------------------
                                              Its: President

                                    EXHIBIT A

                   AMENDMENT TO MORTGAGE, SECURITY AGREEMENT,
                         FIXTURE FINANCING STATEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS

THIS AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS, is made and entered into as of the ____ day of _____, 1997, by and between LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (the "Mortgagor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Mortgagee").

                              W I T N E S S E T H:

WHEREAS, the Mortgagor and the Mortgagee entered into that certain Loan Agreement dated as of ___________, 1997 (the "Loan Agreement"), concerning the extension of a $3,000,000 revolving credit facility by the Mortgagee to the Mortgagor (the "Loan"); and

WHEREAS, amounts outstanding under the Loan are evidenced by that certain Real Estate Note (Construction) dated as of ___________, 1997 (the "Original Note"), executed by the Mortgagor in favor of the Mortgagee in the maximum principal amount of $3,000,000; and

WHEREAS, the Note is secured pursuant to that certain Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated as of ___________, 1997 (as heretofore and hereafter amended from time to time the "Mortgage"), encumbering property legally described therein; and

WHEREAS, the Mortgage was originally filed of record in the office of the ______ County ___________________ on ____________, 1997, as Document No. _____; and

WHEREAS, the Mortgage, or amendments thereto, may have also been filed of record from time to time in various other counties as additional parcels of real property were subjected to the lien of the Mortgage in order to allow the Mortgagor to obtain additional advances under the Loan Agreement evidenced by the Note with respect to said parcels; and

WHEREAS, the Mortgagee has agreed to subject the real property described on Exhibit A to the lien of the Mortgage under the Loan Agreement and evidenced by the Note with respect to said parcels; and

WHEREAS, mortgage registration tax was paid in connection with the recording of the Mortgage in the amount of $________, as evidenced by the _________ County Treasurer's Receipt No. ______.

WHEREAS, the Mortgagor and the Mortgagee desire to enter into this Amendment to Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents to secure the payment of all amounts outstanding under the Note.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. The legal description of the land set forth on Exhibit A to the Mortgage is hereby amended to also include the land legally described on Exhibit A attached hereto (which land shall at all times hereafter be included in the definition of "land" set forth in the Mortgage).

      2. Except as expressly amended herein, the Mortgage shall be and remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Amendment to Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents as of the day and year first above written.

                                          LUNDGREN BROS. CONSTRUCTION,
                                          INC.

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION

                                          By:
                                              ----------------------------------
                                              Its:
                                                   -----------------------------


STATE OF MINNESOTA            )
                              ) ss.
COUNTY OF                     )

The foregoing instrument was acknowledged before me this ____ day of November, 1997, by ________________________ the _____________________ of LUNDGREN BROS.
CONSTRUCTION, INC., a Minnesota corporation, for and on behalf of such corporation.


                                          --------------------------------------
                                          Notary Public

STATE OF MINNESOTA            )
                              ) ss.
COUNTY OF                     )

The foregoing instrument was acknowledged before me this ____ day of November, 1997, by ___________________________, the ____________________ of Norwest Bank
Minnesota, National Association, a national banking association, for and on behalf of said association.


                                          --------------------------------------
                                          Notary Public


THIS INSTRUMENT WAS DRAFTED BY:

Winthrop & Weinstine, P.A. (TMH)
30 East Seventh Street
3200 Minnesota World Trade Center
St. Paul, MN  55101

                                    EXHIBIT B

                             (FORM OF DRAW REQUEST)